Cypress Energy Partners, L.P. 8-K

Exhibit 99.1

Cypress Energy Partners, L.P. Announces Name Change to Cypress Environmental Partners, L.P. and Record Fourth Quarter and Full Year 2019 Results

Tulsa, Oklahoma—(BUSINESS WIRE)—March 5, 2020

Cypress Energy Partners, L.P. (NYSE:CELP) announced today that it is changing its name to Cypress Environmental Partners, L.P., effective March 16, 2020. This change reflects the fact that Cypress has always been an environmental services company, helping its customers protect the environment with its essential services. The name change should eliminate confusion that the “energy” name created with prospective investors.

On March 16, 2020, CELP’s common units will begin trading on the New York Stock Exchange under the new name, but the ticker symbol will remain the same (CELP). In addition to this name change, the names of CELP’s General Partner and CELP’s primary operating subsidiary will be changed to Cypress Environmental Partners GP, LLC and Cypress Environmental Partners, LLC, respectively. Along with these name changes, CELP is also launching its new website at www.cypressenvironmental.biz.

Fourth quarter 2019 results compared to fourth quarter of 2018 and other highlights:

●	Net income of $4.9 million, an increase of 87%;

●	Revenue of $91.2 million, an increase of 3%;

●	Gross margin of $13.5 million, an increase of 12%;

●	Adjusted EBITDA attributable to limited partners of $7.5 million, an increase of 21%;

●	Distributable Cash Flow of $4.8 million, an increase of 56%;

●	Net debt leverage ratio of 1.90x, compared to 2.64x;

●	Cash distribution of $0.21 per unit, consistent with the last eleven quarters;

●	Common unit distribution coverage ratio of 1.89x for the fourth quarter of 2019 and 1.78x for the year; and

●	Cash and cash equivalents of $15.7 million, an increase of $3.0 million or 23% from September 30, 2019.

Peter C. Boylan III, CELP’s Chairman and Chief Executive Officer, stated, “We are pleased to report an excellent 2019, including a strong fourth quarter driven by the broad and growing suite of environmental services we offer our customers. Our two inspection and integrity segments represented 97% of our revenue and 86% of our gross margin during 2019. During the fourth quarter, we continued to strengthen our balance sheet, reducing our long-term debt. Our company continues to generate a strong free cash flow, offering our investors an attractive yield and investment in a growing industry.

“Last fall, one of our investors suggested that our current name is confusing, because we have never been a fossil fuel or oilfield services company and suggested that we change our name to better reflect the services we have always provided to our customers. This investor further commented that all of our services are focused on protecting the environment, which is important to everyone, and that many investors don’t even consider or evaluate us because of our name. I am pleased that we were able to secure the necessary trademarks to make this change.

“In 2018 our sponsor, Cypress Energy Holdings, LLC (“CEH”), completed two acquisitions to further broaden our collective suite of environmental services. Importantly, these acquisitions also provided entry into the municipal water industry, whereby we can offer our traditional inspection services, including corrosion and nondestructive testing services, as well as in-line inspection (“ILI”). We remain excited about entering the ILI industry with next generation 5G ultra high-resolution magnetic flux leakage (“MFL”) ILI technology called EcoVision UHD, capable of helping pipeline owners and operators better manage the integrity of their assets in both the municipal water and energy industries.

“We believe we are the only technology provider today capable of offering this service to the large and diverse municipal water industry that provides drinking water to our communities. One of the acquisitions also materially expands our environmental service capabilities with water treatment services for both the onshore and offshore industrial and energy markets. Today customers are more focused than ever on protecting the environment and improving their operating procedures. We have spent the past eighteen months investing in both companies to prepare to offer them for drop down to CELP during 2020. Our ownership interests continue to remain fully aligned with our unitholders, as our General Partner and insiders collectively own approximately 76% of our total common and preferred units.”

Mr. Boylan further stated, “the U.S. Pipeline and Hazardous Materials Safety Administration (“PHMSA”) recently finalized a rule that significantly revises certain aspects of the hazardous liquid pipeline safety regulations codified at Title 49 Code of Federal Regulations Parts 190-199. Nearly nine years in the making, the final rule is PHMSA’s response to several significant hazardous liquid pipeline accidents that have occurred in recent years; most notably the 2010 crude oil spill near Marshall, Michigan. The final rule also addresses 2011 and 2016 outstanding congressional mandates and U.S. Government Accountability Office recommendations. Effective July 1, 2020, this rule expands requirements to address risks to pipelines outside of environmentally sensitive and populated areas, requiring the performance of periodic integrity assessments and the use of leak detection systems for all regulated hazardous liquids pipelines (except for offshore gathering and regulated rural gathering lines). In addition, the rule makes changes to the integrity management requirements, including revising data integration requirements and emphasizing the use of in-line inspection technology. The long-term increasing demand for environmental services such as pipeline inspection, integrity services, and water treatment solutions remains strong due to our nation’s aging pipeline infrastructure, and we believe we are well-positioned to capitalize on these opportunities.

“In the fourth quarter 2019, we sold approximately 86% of our pre-petition receivables from PG&E in a non-recourse sale to a third party and settled some previously disclosed litigation on attractive terms. We have also executed an agreement with PG&E to collect the remaining $1.7 million of pre-petition receivables under a court-approved ‘operational integrity supplier program.’ These transactions resulted in a net gain of $0.7 million. Our relationship with PG&E remains strong and we have continued to provide them with essential inspection services.”

Fourth Quarter:

●	Revenue of $91.2 million for the three months ended December 31, 2019, compared with $88.9 million for the three months ended December 2018, representing a 3% increase.

●	Gross margin of $13.5 million for the three months ended December 31, 2019, compared to $12.1 million for the three months ended December 31, 2018, representing a 12% increase.

●	Net income of $4.9 million for the three months ended December 31, 2019, compared to $2.6 million for the three months ended December 31, 2018, representing an 87% increase.

●	Net income attributable to common unitholders of $3.2 million for the three months ended December 31, 2019, compared to $1.6 million for the three months ended December 31, 2018, representing a 100% increase.

●	Adjusted EBITDA (including noncontrolling interests) of $8.3 million for the three months ended December 31, 2019, compared to $6.3 million for the three months ended December 31, 2018, representing a 31% increase.

●	Adjusted EBITDA attributable to limited partners of $7.5 million for the three months ended December 31, 2019, compared to $6.2 million for the three months ended December 31, 2018, representing a 21% increase.

●	Distributable Cash Flow of $4.8 million for the three months ended December 31, 2019, compared to $3.1 million for the three months ended December 31, 2018, representing a 56% increase. Distributable Cash Flow was reduced from distributions on preferred equity. The preferred equity was issued in May 2018, and the first preferred distribution was paid in November 2018.

●	A net debt leverage ratio (calculated as debt, including finance leases, net of cash and cash equivalents divided by trailing-twelve-month EBITDA) of 1.9x, a credit facility covenant leverage ratio of 2.4x, and a credit facility interest coverage ratio of 8.7x at December 31, 2019.

Full Year:

●	Revenue of $401.6 million for the year ended December 31, 2019, compared to $315.0 million for the year ended December 31, 2018, representing a 28% increase.

●	Gross margin of $53.7 million for the year ended December 31, 2019, compared to $44.0 million for the year ended December 31, 2018, representing a 22% increase.

●	Net income of $17.4 million for the year ended December 31, 2019, compared with $12.1 million for the year ended December 31, 2018, representing a 44% increase. Net income for the year ended December 31, 2018 included gains on asset disposals of $4.1 million.

●	Net income attributable to common unitholders of $11.9 million for the year ended December 31, 2019, compared with $9.0 million for the year ended December 31, 2018, representing a 32% increase. Net income attributable to common unitholders for the year ended December 31, 2018 included gains on asset disposals of $4.1 million.

●	Adjusted EBITDA (including noncontrolling interests) of $31.4 million for the year ended December 31, 2019, compared with $23.1 million for the year ended December 31, 2018, representing a 36% increase.

●	Adjusted EBITDA attributable to limited partners of $29.5 million for the year ended December 31, 2019, compared with $21.9 million for the year ended December 31, 2018, representing a 35% increase.

●	Distributable Cash Flow of $18.1 million for the year ended December 31, 2019, compared with $12.9 million for the year ended December 31, 2018, representing a 41% increase. Distributable Cash Flow was reduced by distributions on preferred equity.

Highlights include:

●	An attractive mix of environmental service lines driving solid gross margin, EBITDA, and Distributable Cash Flow growth with details in the tables below.

●	Maintenance capital expenditures for the fourth quarter of 2019 were $0.1 million, reflecting the minimal maintenance capital expenditures necessary for the operations of our businesses.

●	Our expansion capital expenditures for 2019 totaled $1.5 million. The expansion capital expenditures included the purchase of equipment to support our nondestructive examination inspection business and costs associated with a new human capital management system that we implemented in early 2020 that should give us long-term competitive advantage.

●	We enjoy strong long-term customer relationships, many of which date back 17 years in our Pipeline Inspection segment and ten years in our Pipeline and Process Services (“PPS”) segment. In 2019:

28% of the gross margin of our Pipeline Inspection segment was generated from customers that we have served for over 10 years, and another 40% was generated from customers we have served for over five years.

The majority of the gross margin of our PPS segment and Environmental Services segment was generated from customers that we have served for over 5 years.

●	We have substantial organic growth opportunities for our various service lines, considering that we serve less than 10% of the addressable market.

Looking forward:

●	We continue to pursue new customers and new projects as they are announced and remain focused on renewing existing contracts and selling to our customers additional service lines.

●	Earlier in 2019, our Pipeline Inspection segment reached the highest inspector headcount in its seventeen-year history.

●	We continue our focus on maintenance, integrity, and nondestructive examination services. These business lines yield higher gross margins than our standard inspection work and are not dependent on new construction projects.

●	During the year ended December 31, 2019, 93% of total saltwater disposal volumes came from produced water, and piped water represented 41% of total water volumes. We have significant operating leverage with our unused capacity, cost structure, and minimal maintenance capital expenditure requirements should drilling activity and water volumes increase.

●	The interest rate on our borrowings ranged between 4.70% and 6.02% for the year ended December 31, 2019. The interest rate on our revolving credit facility borrowings was 4.80% at December 31, 2019.

●	To simplify the financial presentation to investors regarding the complex administrative fee arrangement, we and CEH agreed to terminate the management fee provisions of the omnibus agreement effective December 31, 2019. Beginning January 1, 2020, the executive management services and other general and administrative expenses that CEH previously incurred and charged to us via the annual administrative fee are charged directly to us as they are incurred. Under our current cost structure, we expect these direct expenses to be lower than the annual administrative fee that we previously paid, although we expect to experience more variability in our quarterly general and administrative expense now that we are incurring the expenses directly than when we paid a consistent administrative fee each quarter. CEH will still retain the ability to provide expense support.

●	The corona virus represents a new risk that is impacting global demand for energy, commodity prices, and may impact our customers and lenders.

●	We continue to incur substantial legal fees defending various Fair Labor Standards Act (“FLSA”) employee overtime litigation with plaintiff lawyers pursuing the industry.

CELP will file its annual report on Form 10-K for the period ended December 31, 2019 with the Securities and Exchange Commission later in March. CELP will also post a copy of the Form 10-K on its website at www.cypressenvironmental.biz

Non-GAAP Measures:

CELP defines Adjusted EBITDA as net income, plus interest expense, depreciation, amortization and accretion expenses, income tax expenses, impairments, non-cash allocated expenses, and equity-based compensation, less certain other unusual or non-recurring items. CELP defines Adjusted EBITDA attributable to limited partners as net income attributable to limited partners, plus interest expense attributable to limited partners, depreciation, amortization and accretion attributable to limited partners, impairments attributable to limited partners, income tax expense attributable to limited partners, and equity-based compensation attributable to limited partners, less certain other unusual or non-recurring items attributable to limited partners. CELP defines Distributable Cash Flow as Adjusted EBITDA attributable to limited partners less cash interest paid, cash income taxes paid, maintenance capital expenditures, and cash distributions on preferred equity. These are supplemental, non-GAAP financial measures used by management and by external users of our financial statements, such as investors and commercial banks, to assess our operating performance without regard to financing methods, historical cost basis or capital structure; the ability of our assets to generate sufficient cash flow to make distributions to our unitholders; our ability to incur and service debt and fund capital expenditures; the viability of acquisitions and other capital expenditure projects; and the returns on investment of various investment opportunities. The GAAP measures most directly comparable to Adjusted EBITDA, Adjusted EBITDA attributable to limited partners, and Distributable Cash Flow are net income and cash flow from operating activities. These non-GAAP measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures exclude some, but not all, items that affect the most directly comparable GAAP financial measure. Adjusted EBITDA, Adjusted EBITDA attributable to limited partners, and Distributable Cash Flow should not be considered alternatives to net income, income before income taxes, net income attributable to limited partners, cash flows from operating activities, or any other measure of financial performance calculated in accordance with GAAP as those items are used to measure operating performance, liquidity, or the ability to service debt obligations. CELP believes that the presentation of Adjusted EBITDA, Adjusted EBITDA attributable to limited partners, and Distributable Cash Flow provide useful information to investors in assessing our financial condition and results of operations. CELP uses Adjusted EBITDA, Adjusted EBITDA attributable to limited partners, and Distributable Cash Flow as supplemental financial measures to both manage its business and assess the cash flows generated by its assets (prior to the establishment of any retained cash reserves by the general partner) to fund the cash distributions to unitholders. Because Adjusted EBITDA, Adjusted EBITDA attributable to limited partners, and Distributable Cash Flow may be defined differently by other companies, our definitions of Adjusted EBITDA, Adjusted EBITDA attributable to limited partners and Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Reconciliations of (i) Net Income to Adjusted EBITDA and Distributable Cash Flow, (ii)Net Income attributable to limited partners to Adjusted EBITDA attributable to limited partners and Distributable Cash Flow and (iii) Net Cash Flows Provided by Operating Activities to Adjusted EBITDA and Distributable Cash Flow are provided below.

This press release includes “forward-looking statements”:

All statements, other than statements of historical facts included or incorporated herein, may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While CELP believes its expectations, as reflected in the forward-looking statements, are reasonable, CELP can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in CELP’s Annual Report filed on Form 10-K, Quarterly Reports filed on Form 10-Q, and other public filings. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” CELP undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

About Cypress Energy Partners, L.P.:

Cypress Energy Partners, L.P. is a master limited partnership that provides essential environmental services to the energy and municipal water industries, including pipeline & infrastructure inspection, NDE testing, various integrity services, and pipeline & process services throughout the U.S. Cypress also provides environmental services to upstream energy companies and their vendors in North Dakota, including water treatment, hydrocarbon recovery, and disposal into EPA Class II injection wells to protect our groundwater. In all of these business segments, Cypress works closely with its customers to help them protect people, property, and the environment, and to assist them with increasingly complex and strict rules and regulations. Cypress is headquartered in Tulsa, Oklahoma.

Contact:	Cypress Energy Partners, L.P. - Jeff Herbers - Chief Financial Officer Jeff.herbers@cypressenergy.com or 918-947-5730

CYPRESS ENERGY PARTNERS, L.P.

Consolidated Balance Sheets

As of December 31, 2019 and 2018

(in thousands)

	December 31, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$15,700	$15,380
Trade accounts receivable, net	52,524	48,789
Prepaid expenses and other	988	1,396
Total current assets	69,212	65,565
Property and equipment:
Property and equipment, at cost	26,499	23,988
Less: Accumulated depreciation	13,738	11,266
Total property and equipment, net	12,761	12,722
Intangible assets, net	20,063	22,759
Goodwill	50,356	50,294
Finance lease right-of-use assets, net	600	—
Operating lease right-of-use assets	2,942	—
Debt issuance costs, net	803	1,260
Other assets	605	253
Total assets	$157,342	$152,853

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Accounts payable	$3,529	$4,848
Accounts payable - affiliates	1,167	4,060
Accrued payroll and other	14,850	12,276
Income taxes payable	1,092	737
Finance lease obligations	183	90
Operating lease obligations	459	—
Total current liabilities	21,280	22,011
Long-term debt	74,929	76,129
Finance lease obligations	359	248
Operating lease obligations	2,425	—
Other noncurrent liabilities	158	178
Total liabilities	99,151	98,566

Owners’ equity:
Partners’ capital:
Common units (12,068 and 11,947 units outstanding at December 31, 2019 and 2018, respectively)	37,334	34,677
Preferred units (5,769 units outstanding at December 31, 2019 and 2018)	44,291	44,291
General partner	(25,876)	(25,876)
Accumulated other comprehensive loss	(2,577)	(2,414)
Total partners’ capital	53,172	50,678
Noncontrolling interests	5,019	3,609
Total owners’ equity	58,191	54,287
Total liabilities and owners’ equity	$157,342	$152,853

CYPRESS ENERGY PARTNERS, L.P.

Consolidated Statements of Operations

For the Three Months and Years Ended December 31, 2019 and 2018

(in thousands, except per unit data)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018

Revenues	$91,247	$88,888	$401,648	$314,960
Costs of services	77,754	76,822	347,924	270,914
Gross margin	13,493	12,066	53,724	44,046

Operating costs and expense:
General and administrative	6,680	6,403	25,626	23,744
Depreciation, amortization and accretion	1,119	1,036	4,448	4,404
(Gain) loss on asset disposals, net	(2)	29	(25)	(4,108)
Operating income	5,696	4,598	23,675	20,006

Other income (expense):
Interest expense, net	(1,228)	(1,299)	(5,330)	(6,206)
Debt issuance cost write-off	—	—	—	(114)
Foreign currency gains (losses)	84	(289)	222	(643)
Other, net	891	71	1,111	373
Net income before income tax expense	5,443	3,081	19,678	13,416
Income tax expense	523	453	2,254	1,318
Net income	4,920	2,628	17,424	12,098

Net income attributable to noncontrolling interests	718	12	1,410	685
Net income attributable to limited partners	4,202	2,616	16,014	11,413
Net income attributable to preferred unitholder	1,034	1,033	4,133	2,445
Net income attributable to common unitholders	$3,168	$1,583	$11,881	$8,968

Net income per common limited partner unit:
Basic	$0.26	$0.13	$0.99	$0.75
Diluted	$0.23	$0.13	$0.88	$0.72

Weighted average common units outstanding:
Basic	12,067	11,946	12,039	11,929
Diluted	18,510	18,123	18,289	15,757

Reconciliation of Net Income to Adjusted EBITDA

and to Distributable Cash Flow

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
		(in thousands)
Net income	$4,920	$2,628	$17,424	$12,098
Add:
Interest expense	1,228	1,299	5,330	6,206
Debt issuance cost write-off	—	—	—	114
Depreciation, amortization and accretion	1,382	1,294	5,537	5,480
Income tax expense	523	453	2,254	1,318
Equity based compensation	362	339	1,108	1,247
Losses on asset disposals, net	—	35	—	—
Foreign currency losses	—	289	—	643
Less:
Gains on asset disposals, net	—	—	—	4,004
Foreign currency gains	84	—	222	—
Adjusted EBITDA	$8,331	$6,337	$31,431	$23,102

Adjusted EBITDA attributable to noncontrolling interests	862	143	1,976	1,219
Adjusted EBITDA attributable to limited partners / controlling interests	$7,469	$6,194	$29,455	$21,883

Less:
Preferred unit distributions	1,034	1,412	4,133	1,412
Cash interest paid, cash taxes paid, maintenance capital expenditures attributable to limited partners	1,634	1,714	7,238	7,611
Distributable cash flow	$4,801	$3,068	$18,084	$12,860

Reconciliation of Net Income Attributable to

Limited Partners to Adjusted EBITDA Attributable

to Limited Partners and Distributable Cash Flow

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
		(in thousands)
Net income attributable to limited partners	$4,202	$2,616	$16,014	$11,413
Add:
Interest expense attributable to limited partners	1,228	1,299	5,330	6,206
Debt issuance cost write-off attributable to limited partners	—	—	—	114
Depreciation, amortization and accretion attributable to limited partners	1,247	1,170	5,006	4,974
Income tax expense attributable to limited partners	514	446	2,219	1,290
Equity based compensation attributable to limited partners	362	339	1,108	1,247
Loss on asset disposals attributable to limited partners, net	—	35	—	—
Foreign currency losses attributable to limited partners	—	289	—	643
Less:
Gain on asset disposals attributable to limited partners, net	—	—	—	4,004
Foreign currency gains attributable to limited partners	84	—	222	—
Adjusted EBITDA attributable to limited partners	7,469	6,194	29,455	21,883

Less:
Preferred unit distributions	1,034	1,412	4,133	1,412
Cash interest paid, cash taxes paid and maintenance capital expenditures attributable to limited partners	1,634	1,714	7,238	7,611
Distributable cash flow	$4,801	$3,068	$18,084	$12,860

Reconciliation of Net Cash Provided by Operating Activities to

Adjusted EBITDA and to Distributable Cash Flow

	Years Ended December 31,
	2019	2018
	(in thousands)

Cash flows provided by operating activities	$18,179	$15,409
Changes in trade accounts receivable, net	4,247	7,165
Changes in prepaid expenses and other	(136)	(1,004)
Changes in accounts payable and accrued liabilities	1,506	(5,440)
Changes in income taxes payable	(356)	(87)
Interest expense (excluding non-cash interest)	4,797	5,646
Income tax expense (excluding deferred tax benefit)	2,290	1,267
Other	904	146
Adjusted EBITDA	$31,431	$23,102

Adjusted EBITDA attributable to noncontrolling interests	1,976	1,219
Adjusted EBITDA attributable to limited partners / controlling interests	$29,455	$21,883
Less:
Preferred unit distributions	4,133	1,412
Cash interest paid, cash taxes paid, maintenance capital expenditures	7,238	7,611
Distributable cash flow	$18,084	$12,860

Operating Data

	Three Months Ended December 31,				Years Ended December 31,
	2019		2018		2019		2018
Total barrels of saltwater disposed (in thousands)	3,094		3,854		13,416		14,782
Average revenue per barrel	$0.77		$0.78		$0.77		$0.80
Environmental Services gross margins	67.9%		73.8%		70.6%		68.3%
Average number of inspectors	1,296		1,375		1,485		1,214
Average number of U.S. inspectors	1,296		1,372		1,482		1,209
Average revenue per inspector per week	$4,819		$4,643		$4,804		$4,551
Pipeline Inspection Services gross margins	11.7%		11.0%		10.9%		11.0%
Average number of field personnel	27		26		28		23
Average revenue per field personnel per week	$19,325		$10,929		$13,245		$12,508
Pipeline and Process Services gross margins	33.6%		22.4%		30.7%		28.6%
Maintenance capital expenditures (in thousands)	$149		$138		$671		$656
Expansion capital expenditures (in thousands)	$368		$147		$1,526		$5,075
Distributions (in thousands)	$2,534		$2,510		$10,133		$10,031
Preferred unit distributions (in thousands)	$1,034		$1,412		$4,133		$1,412
Common unit coverage ratio	1.89	x	1.22	x	1.78	x	1.28	x
Net debt leverage ratio	1.90	x	2.64	x	1.90	x	2.64	x